As filed with the Securities and Exchange Commission on September 20, 2019

Registration No. 333-213614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMMUNITY HEALTHCARE TRUST INCORPORATED

COMMUNITY HEALTHCARE OP, LP

(Exact name of registrant as specified in its charter)

Maryland	46-5212033
Delaware	47-3736862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3326 Aspen Grove Drive

Suite 150

Franklin, Tennessee 37067

(615)771-3052

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy G. Wallace

Chief Executive Officer

Community Healthcare Trust Incorporated

3326 Aspen Grove Drive

Suite 150

Franklin, Tennessee 37067

(615)771-3052

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Tonya Mitchem Grindon, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street, Suite 800

Nashville, TN  37201

(615) 726-5607

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Community Healthcare Trust Incorporated

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

Community Healthcare OP, LP

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, File No. 333-213614 (the “Registration Statement”), of Community Healthcare Trust Incorporated and Community Healthcare OP, LP (together, the “Registrants”), which was filed with the Securities and Exchange Commission on September 13, 2016 and declared effective on September 26, 2016.  The Registration Statement registered for sale up to $750,000,000 of (i) Community Healthcare Trust Incorporated’s common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, depositary shares, rights, debt securities, guarantee of debt securities, warrants and units, and (ii) the debt securities of Community Healthcare OP, LP (collectively referred to in this Post-Effective Amendment as the “Securities”).

The Registrants have terminated the offering of the Securities under the Registration Statement, effective as of the close of market on September 20, 2019 (the “Termination Date”).  In accordance with the undertakings of the registrants in the Registration Statement, this Post-Effective Amendment is being filed for the purpose of deregistering the Securities which remain unsold under the Registration Statement.  As a result, the Registration Statement is hereby amended to deregister any and all of the Securities that were registered for sale to the public but remain unsold as of the Termination Date.

The aggregate total dollar amount of the filing fee associated with the Securities deregistered by this Post-Effective Amendment is $57,629.38. The Registrants may use the unused portion of the filing fee to offset the total filing fee due for a subsequent registration statement or registration statements in accordance with Rule 457(p) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, state of Tennessee, on September 20, 2019.

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ Timothy G. Wallace
Timothy G. Wallace
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
Director and Chairman, Chief Executive Officer and President (Principal Executive Officer)
/s/ Timothy G. Wallace		September 20, 2019
Timothy G. Wallace

/s/ David H. Dupuy	Chief Financial Officer (Principal Financial Officer)	September 20, 2019
David H. Dupuy

*	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 20, 2019
Leigh Ann Stach

*	Director	September 20, 2019
Alan Gardner

*	Director	September 20, 2019
Robert Hensley

*	Director	September 20, 2019
R. Lawrence Van Horn

	Director	September 20, 2019
Claire Gulmi

*By:	/s/ Timothy G. Wallace
Timothy G. Wallace, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, state of Tennessee, on September 20, 2019.

COMMUNITY HEALTHCARE OP, LP

By: Community Healthcare Trust Incorporated, its general partner

By:	/s/ Timothy G. Wallace
Timothy G. Wallace
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
Chief Executive Officer and President (Principal Executive Officer), and Director and Chairman of Community Healthcare Trust Incorporated, the sole general partner of Community Healthcare OP, LP
/s/ Timothy G. Wallace		September 20, 2019
Timothy G. Wallace

/s/ David H. Dupuy	Chief Financial Officer (Principal Financial Officer)	September 20, 2019
David H. Dupuy

*	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 20, 2019
Leigh Ann Stach

*	Director of Community Healthcare Trust Incorporated, the sole general partner of Community Healthcare OP, LP	September 20, 2019
Alan Gardner

*	Director of Community Healthcare Trust Incorporated, the sole general partner of Community Healthcare OP, LP	September 20, 2019
Robert Hensley

*	Director of Community Healthcare Trust Incorporated, the sole general partner of Community Healthcare OP, LP	September 20, 2019
R. Lawrence Van Horn

	Director of Community Healthcare Trust Incorporated, the sole general partner of Community Healthcare OP, LP	September 20, 2019
Claire Gulmi

*By:	/s/ Timothy G. Wallace
Timothy G. Wallace, as attorney-in-fact